Exhibit 10.6

TENTH AMENDMENT TO SENIOR PROMISSORY NOTE

THIS TENTH AMENDMENT TO SENIOR PROMISSORY NOTE (“Tenth Amendment”) is entered into and effective as of April 1, 2020 (the “Tenth Amendment Effective Date”), by and between CALAVO GROWERS, INC., a California corporation (“Lender”), located at 1141-A Cummings Road, Santa Paula, CA 93060, and FRESHREALM, LLC, a Delaware limited liability company (“Borrower”), located at 34 N Palm St Suite 100, Ventura, CA 93001. Lender and Borrower are sometimes collectively referred to herein as the “Parties.” Capitalized terms not otherwise defined herein shall have the same meaning as those capitalized terms defined in that certain Sixth Amended and Restated Senior Promissory Note, dated September 18, 2019 (“Sixth Amendment”), by and between the Parties, as amended by the Seventh, Eighth and Ninth amendments thereto (collectively, the “Note”).

RECITALS

WHEREAS, the Parties desire to modify the Note by amending the terms of the interest rate of the Note stated in that certain Sixth Amendment, conditioned upon the happening of certain future events, as well as amend the terms of the Maturity Date of the Note as most recently restated in that certain Ninth Amendment to Senior Promissory Note, dated December 17, 2019 (“Ninth Amendment”), conditioned upon the happening of certain future events, subject to the terms and conditions set forth in this Tenth Amendment.

WHEREAS, the Parties acknowledge that Borrower is currently raising additional equity capital in the amount of Four Million Dollars ($4,000,000) (the “Finance Amount”) pursuant to the offering and sale of Six Million Six Hundred Sixty-Six Thousand Six Hundred Sixty Seven (6,666,667) limited liability company membership units in Borrower at a purchase price of Sixty Cents ($0.60) per unit (the “Equity Offering”) to its existing limited liability company members and unit holders.  Borrower’s anticipated successful ability to conduct the Equity Offering and raise the Finance Amount is a material inducement to Lender entering into this Tenth Amendment and making the amendments herein.  In the event such Finance Amount is not raised by Borrower from its existing limited liability company members, the interest rate and Maturity Date amendments to the Note, stated herein, shall revert to the previously existing interest rate and Maturity Date from prior Amendments to the Note, as described below.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, wherein this Tenth Amendment and its terms include the above Recitals:

1.         Amendment to the Sixth Amendment – Section 3 - Interest.  Section 3 of the Sixth Amendment regarding interest on the outstanding amount due under the Note is amended and replaced, in its entirety, as follows:

“Section 3(a)  Interest shall accrue on the principal balance of this Note beginning from the original commencement date of the Note on August 10, 2018, until this Note is fully paid at the rate of ten percent (10%) per annum; however, in the event pursuant to the Equity Offering, Borrower raises the Finance Amount by May 15, 2020,  from the issuance and sale of limited liability company membership units from existing limited liability company members, then beginning April 1, 2020, the interest rate shall change and decrease with effect from such date and interest shall accrue thereafter on the principal balance of this Note until this Note is fully paid at the rate of three percent (3%) per annum; otherwise, if the Finance Amount is not raised by Borrower, the interest rate of this Note shall remain at ten percent (10%) per annum until this Note is fully paid.  For purposes of clarification and avoidance of doubt, nothing herein shall affect the accrual of interest at the rate of ten percent (10%) per annum for the time period prior and up to April 1, 2020.  Beginning on October 31, 2020, Borrower shall pay Monthly Interest Payments to Lender, as described in Section 3(b) below, on the principal balance of this Note.  In the event of any failure to pay any installment of principal or interest under this Note when due, or after the occurrence of any other Default (as defined in the Sixth Amendment), until this Note is paid in accordance with its terms, interest shall continue to accrue on the principal balance of this Note.  Interest on the principal balance of this Note shall be calculated on a daily basis using a Three Hundred Sixty-Five (365) day year.

Section 3(b)    Beginning on October 31, 2020, and on the last day of each and every calendar month thereafter (the “Monthly Payment Dates” and each a “Monthly Payment Date”) throughout the duration and term of this Note and while any principal is outstanding, Borrower shall make monthly interest payments accrued on and under the Note to Lender (the “Monthly Interest Payments” and each a “Monthly Interest Payment”), as described below.  The Monthly Interest Payment amount for the interest payment due on each Monthly Payment Date shall consist of the interest accrued on the unpaid principal and total Loan Amount (as amended and increased from time to time under the amendments to the Note or otherwise) due under the Note during the calendar month ending on the applicable Monthly Payment Date, calculated on a daily basis using a 365 day year.  For example purposes only and for clarification and avoidance of doubt, the initial Monthly Interest Payment for the month of October 2020 shall be the interest accrued on the unpaid principal and total Loan Amount due under the Note during the 31 days of October 2020.  If Borrower fails to make the initial Monthly Interest Payment on October 31, 2020, and such failure is not cured within five (5) business days after written notice thereof from Lender to Borrower, then the Maturity Date shall be and revert to November 1, 2020 (as previously contemplated in prior amendments to the Note).  Any failure by Borrower to make a Monthly Interest Payment shall be a Default event pursuant to Section 7 of the Note.”

2.         Amendment to the Ninth Amendment – Section 1, and Sixth Amendment -Section 4 with respect to Payment of Principal; Maturity Date.  Section 1 of the Ninth Amendment and as it relates to Section 4 of the Sixth Amendment regarding payment of principal and the Maturity Date are amended and replaced, in their entirety, and such Section 4 of the Sixth Amendment entitled “Payment of Principal; Maturity Date”, shall read as follows:

“The entire principal balance of this Note, including any remaining interest thereon,

shall be due and payable in full on April 1, 2022 (the “Maturity Date”), however: (i) if Borrower fails to raise the Finance Amount by May 15, 2020, pursuant to the Equity Offering, from the issuance and sale of limited liability company membership units, then the Maturity Date shall be and revert to November 1, 2021 (as previously contemplated in prior amendments to the Note); or (ii) in the case where Borrower fails to make the initial Monthly Interest Payment on October 31, 2020 (as described in Section 1 of this Tenth Amendment and as applicable to Section 3 of the Sixth Amendment), and such failure to pay is not cured within five (5) business days after written notice thereof from Lender to Borrower, then the Maturity Date shall be and revert to November 1, 2020 (as previously contemplated in prior amendments to the Note) regardless of in the event Borrower fails to raise the Finance Amount referenced in item (i) of this Section as well.  Lender shall have the option, in its sole and absolute discretion, to extend the Maturity Date of April 1, 2022 (unless such date is not applicable as described herein and above), for up to two (2) additional and separate one (1) year extension periods of April 1, 2023, and April 1, 2024, respectively, by Lender electing in writing and giving notice to Borrower to extend the applicable Maturity Date under the Note.”

3.         Amendment to the Ninth Amendment – Section 2 – Monthly Interest Payments.  Section 2 of the Ninth Amendment regarding Monthly Interest Payments of the Note is amended and replaced, in its entirety, by Section 1 of this Tenth Amendment with reference to “Section 3(b)”.

4.         No Other Amendments. Except as specifically amended herein, each of the provisions of the Note, and all subsequent amendments thereto, shall remain in full force and effect.

5.         Counterparts; Delivery. This Tenth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Tenth Amendment by facsimile or other electronic imaging means shall be effective as an original.

6.         Governing Law. This Tenth Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(Please Proceed to Next Page for Signatures)

IN WITNESS WHEREOF, Borrower and Lender have caused this Tenth Amendment to Senior Promissory Note to be executed as of the date first written above.

BORROWER:
FRESHREALM, LLC
By:	/s/ Michael Lippold
Name:	Michael Lippold
Title:	Chief Executive Officer

LENDER:
CALAVO GROWERS, INC.
By:	/s/ James Gibson
Name:	James Gibson
Title:	Chief Executive Officer

(Signature Page to Tenth Amendment to Senior Promissory Note)